EXHIBIT 4.18

                               KEYSPAN CORPORATION


                         ________________, as Depositary


                                       AND



                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN




                              ---------------------

                                Deposit Agreement
                     [Insert designation of preferred stock]

                              ---------------------





                               Dated ____________



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                                TABLE OF CONTENTS
                                                                                                               Page
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                                    ARTICLE I

                                   Definitions


                                   ARTICLE II

     Form of  Receipts,  Deposit of Stock,  Execution  and  Delivery,  Transfer,
Surrender and Redemption of Receipts
              ----------------------
         SECTION 2.01. Form and Transfer of Receipts..............................................................2

         SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof....................3

         SECTION 2.03. Redemption of Stock........................................................................4

         SECTION 2.04. Conversion of Stock........................................................................5

         SECTION 2.05. Registration of Transfer of Receipts.......................................................7

         SECTION 2.06. Split-ups and Combinations of Receipts; Surrender of Receipts and
                             Withdrawal of Stock..................................................................7

         SECTION 2.07. Limitations on Execution and Delivery, Transfer, Surrender and
                             Exchange of Receipts.................................................................8

         SECTION 2.08. Lost Receipts, etc.........................................................................9

         SECTION 2.09. Cancellation and Destruction of Surrendered Receipts.......................................9


                                   ARTICLE III

                            Certain Obligations of Holders of Receipts and the Company
                            ----------------------------------------------------------

         SECTION 3.01. Filing Proofs, Certificates and Other Information..........................................9

         SECTION 3.02. Payment of Taxes or Other Governmental Charges.............................................9

         SECTION 3.03. Warranty as to Stock......................................................................10


                                   ARTICLE IV

                               The Stock; Notices
                               ------------------

         SECTION 4.01. Cash Distributions........................................................................10

         SECTION 4.02. Distributions Other than Cash, Rights, Preferences or Privileges..........................10

         SECTION 4.03. Subscription Rights, Preferences or Privileges............................................11

         SECTION 4.04. Notice of Dividends, etc.; Fixing of Record Date for Holders of
                             Receipts............................................................................12

         SECTION 4.05. Voting Rights.............................................................................12

         SECTION 4.06. Changes Affecting Stock and Reclassifications, Recapitalizations, etc.....................12

         SECTION 4.07. Inspection of Reports.....................................................................13

         SECTION 4.08. Lists of Record Holders of Receipts.......................................................13


                                    ARTICLE V

                      The Depositary, the Depositary's Agents, the Registrar and the Company
                      ----------------------------------------------------------------------

         SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary;
                             Registrar...........................................................................14

         SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the
                             Depositary's Agents, the Registrar, the Transfer Agent or the
                             Company.............................................................................14

         SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar,
                             the Transfer Agent and the Company..................................................15

         SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor
                             Depositary..........................................................................16

         SECTION 5.05. Corporate Notices and Reports.............................................................16

         SECTION 5.06. Indemnification by the Company............................................................16

         SECTION 5.07. Charges and Expenses......................................................................17


                                   ARTICLE VI

                            Amendment and Termination
                            -------------------------

         SECTION 6.01. Amendment.................................................................................17

         SECTION 6.02. Termination...............................................................................18


                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

         SECTION 7.01. Counterparts..............................................................................18

         SECTION 7.02. Exclusive Benefit of Parties..............................................................18

         SECTION 7.03. Invalidity of Provisions..................................................................18

         SECTION 7.04. Notices...................................................................................18

         SECTION 7.05. Depositary's Agents.......................................................................19

         SECTION 7.06. Holders of Receipts Are Parties...........................................................19

         SECTION 7.07. GOVERNING LAW.............................................................................19

         SECTION 7.08. Inspection of Deposit Agreement...........................................................19

         SECTION 7.09. Headings..................................................................................19
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


                  DEPOSIT AGREEMENT dated as of _______________, among KEYSPAN CORPORATION, a New York corporation, ____________, a __________ corporation, and the holders from time to time of the Receipts described herein.

                  WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of [insert designation of preferred stock], par value $[o] per share, of KEYSPAN CORPORATION with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

                  WHEREAS the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions
                                   -----------

                  The following definitions shall for all purposes, unless otherwise indicated, apply to the respective capitalized terms used in this Deposit Agreement:

                  "Certificate" shall mean the Certificate of Amendment filed with the Secretary of State of New York establishing the Stock as a series of preferred stock of the Company.

          [IF CONVERTIBLE: "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.]

                  "Company" shall mean KeySpan Corporation, a New York corporation, and its successors.

                  "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Depositary" shall mean _____________, and any successor as Depositary hereunder.

                  "Depositary Shares" shall mean Depositary Shares, each representing one ________ of a share of Stock and evidenced by a Receipt.

                  "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

                  "Depositary's Office" shall mean the office of the Depositary to be designated by the Depositary, at which at any particular time its depositary receipt business shall be administered.

                  "Receipt" shall mean one of the Depositary Receipts issued hereunder, whether in definitive or temporary form.

                  "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                  "Registrar" shall mean any bank or trust company which shall be appointed pursuant to Section 7.05 to register ownership and transfers of Receipts as herein provided.

                  "Stock" shall mean shares of the Company's [insert designation of preferred stock], par value $[o] per share.

                  "Transfer Agent" shall be as defined in Section 7.05.

                                   ARTICLE II

                    Form of Receipts,  Deposit of Stock, Execution and Delivery,
                          Transfer, Surrender and Redemption of Receipts
                          ----------------------------------------------

     SECTION 2.01. Form and Transfer of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at any office described in the third paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

     Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

     Receipts  shall be in  denominations  of any  number  of  whole  Depositary
Shares.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may from time to time deposit shares of Stock by delivery to the Depositary of a certificate or certificates representing the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock. Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

     Upon receipt by the Depositary of a certificate or certificates representing the Stock to be deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of such Stock on the books of the registrar for the Stock in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons.

     The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

     [The Depositary Shares shall be initially represented by one or more fully-registered global Receipts substantially in the form set forth in Exhibit A, deposited with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of Cede & Co., as nominee for DTC. If DTC is at any time unwilling or unable to continue as securities depository for the Receipts and a successor depository is not appointed by the Company, or at any time upon the election of the Company in its sole discretion, the Company may cause the Depositary to issue Receipts evidencing Depositary Shares in definitive form in exchange for all or (if applicable) a portion of such global Receipt(s).]

     SECTION 2.03. Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 40 nor more than 70 days' notice of the date of such proposed redemption of Stock, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate. Such notice, if given more than 60 days prior to the redemption date, shall be in addition to the notice required to be given for redemption pursuant to the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock held by the Depositary to be redeemed, plus any accrued and unpaid dividends thereon, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first-class postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (subject to rounding to avoid fractions of the Depositary Shares) as may be determined by the Company.

     Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the shares of Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price, including any accrued and unpaid dividends thereon) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require) in accordance with such notice, such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one ______ of the redemption price per share paid in respect of the shares of Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption.

     If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     SECTION 2.04. Conversion of Stock. [IF STOCK IS NOT CONVERTIBLE: The Stock is not convertible into any other securities of the Company.] [IF STOCK IS CONVERTIBLE INTO COMMON STOCK: Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional Stock may surrender such Receipt or Receipts at the Corporate Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional shares of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

     Upon receipt by the Depositary of a Receipt or Receipts, together with any amounts payable in respect of the conversion and notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause conversion of a specified number of shares or fractions thereof of Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of (A) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by those Receipt or Receipts has or have been converted and (B) the amount of money, if any, to be delivered to the holders of Receipts, surrendered for conversion in payment of any accrued and unpaid dividends and in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by the Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Stock for cancellation the Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

     If any Stock shall be called by the Company for redemption, the Depositary Shares representing such Stock may be converted into Common Stock as provided in this Deposit Agreement until and including, but not after, the close of business on the _______ business day preceding the redemption date unless the Company shall default in making payment of the amounts payable upon such redemption, in which case the Depositary Shares representing such Stock may continue to be converted into Common Stock until and including, but not after, the close of business on the date on which the Company makes full payment of the shares of the amounts payable on such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Stock called for redemption, the Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of the close of business on the date of such receipt.

     The record holder of Depositary Shares on any dividend payment record date established by the Depositary pursuant to Section 4.04 shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the Stock to which such Depositary Shares relate. If Stock is converted between the record date with respect to any dividend payment on the Stock and the opening of business on the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock (except for Depositary Shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date which shall be entitled to such dividend on the dividend payment date) shall pay to the Depositary an amount equal to the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipt being surrendered for conversion. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Stock on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

     Upon the conversion of any Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue (except as provided in the preceding paragraph), such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled.

     No fractional shares of Common stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate.

     SECTION 2.05. ...Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary and the Registrar shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

     SECTION 2.06. ...Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Stock which has been previously called for redemption. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor; [provided, however, that a record holder who withdraws Stock in order to demand dissenter's rights available under New York Business Corporation Law ("NYBCL"), will, subject to certain conditions described below, be entitled to redeposit such Stock with the Depositary and to receive Receipts evidencing Depositary Shares therefor in the event (i) such record holder subsequently withdraws such demand for dissenter's rights pursuant to Section 910 of the NYBCL, (ii) dissenter's rights are not available for such Stock pursuant to
Section 910 of the NYBCL or (iii) such record holder loses or otherwise fails to perfect his dissenter's rights pursuant to Section 623 of the NYBCL. In order to redeposit Stock with the Depositary, such a record holder must deliver the certificates for such Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with instructions that such Stock be so deposited, to the Depositary's office or to such other offices as the Depositary may designate by not later than the 30th day after the earlier of (i) the withdrawal of such dissenter's rights by such record holder, (ii) notice by the Company that dissenter's rights are not available for such Stock or (iii) the date on which such record holder loses or otherwise fails to perfect his dissenter's rights. The Company will notify any record holder of Receipts who so withdraws Stock in the event dissenter's rights in respect of Stock are not available. Any shares so redeposited must be free and clear of any lien, security interest or pledge and a holder may be required to provide certification of the foregoing and such other certifications as may be required by the Depositary in accordance with this Agreement. In addition, if required by the Depositary, Stock presented for redeposit shall also be accompanied by (A) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Stock or to receive other property which such record holder may thereafter receive upon or in respect of such redeposited Stock, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (B) a proxy or proxies entitling the Depositary to vote such redeposited Stock for any and all purposes until the Stock is transferred and recorded on the register of stockholders of the Company in the name of the Depositary or its nominee.] If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock to be so withdrawn, deliver to such holder a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

     If the Stock being withdrawn is to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

     Delivery of the Stock represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's office or at such other offices as the Depositary may designate, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     SECTION 2.07. ...Limitations on Execution and Delivery, Transfer, Surrender
and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require (a) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, (b) the production of evidence satisfactory to it as to the identity and genuineness of any signature and (c) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

     The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any Depositary's Agents or the Company, at any time or from time to time, because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

     SECTION 2.08. ...Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it.

     SECTION 2.09. ...Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

                                  ARTICLE III

           Certain Obligations of Holders of Receipts and the Company
           ----------------------------------------------------------

     SECTION 3.01. ...Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

     SECTION 3.02. ...Payment of Taxes or Other Governmental Charges. Holders of
Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Stock represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. ...Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

                                   ARTICLE IV

                               The Stock; Notices
                               ------------------

     SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the applicable record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

     SECTION 4.02. Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash and other than any rights, preferences or privileges described in Section 4.03, upon Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the applicable record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such record holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be, subject to Sections 3.01 and 3.02, distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

     The Depositary shall not make any distribution of securities received in respect of the Stock unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act of 1933 or do not need to be so registered.

     SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that in case either (i) the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) with respect to any portion of the rights, preferences or privileges of a holder of Receipts, the Depositary is instructed that such holder does not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may (if applicable laws and the terms of such rights, preferences or privileges permit such transfer) sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be, subject to Section 3.01 and 3.02, distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act of 1933 or do not need to be so registered.

     If registration under the Securities Act of 1933, as amended, of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

     If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04. Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which record holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the record holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

     SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the record holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the record holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the record holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the record holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

     SECTION 4.06. Changes Affecting Stock and Reclassifications, Recapitalizations, etc.. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, upon the sale of substantially all of the assets of the Company, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of Stock [IF CONVERTIBLE: ,] [IF NOT
CONVERTIBLE: and] (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock [IF CONVERTIBLE: and (z) the ratio of the conversion price per Depositary Share to the conversion price of a share of Stock], in each case as may be required to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation, consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new Stock so received in exchange for or upon conversion or in respect of such Stock, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof or the new deposited property so received in exchange for or upon conversion in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new Stock. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation or sale to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

     SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by record holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

     SECTION 4.08. Lists of Record Holders of Receipts. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

     SECTION 4.09. Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of form 1099s for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding 31% (or any withholding as may be required at the then applicable rate) of dividends from eligible holders of Receipts if directed to do so by the Company or required to do so by applicable law, (iv) mailing W-9 forms to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.

     SECTION 4.10. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax that the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                   ARTICLE V

                    The Depositary, the Depositary's Agents,
                          the Registrar and the Company
                          -----------------------------

     SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. The Depositary shall maintain at the Depositary's Office facilities for the execution, delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

     The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

     SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar, the Transfer Agent or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar, the Transfer Agent or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar, any Transfer Agent or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or
(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

     SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar, the Transfer Agent and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar, any Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

     The Depositary and any Depositary's Agent shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar and Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary, any Registrar or any Transfer Agent. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Depositary's Agents, any Registrar and any Transfer Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

     SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

     SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Certificate of Incorporation (including the Certificate) to be furnished by the Company to holders of Receipts. Such transmission will be at the Company's expense.

     SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent, any Registrar and any Transfer Agent against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of
(a) acts performed or omitted in connection with this Agreement and the Receipts by (i) the Depositary, any Registrar, any Transfer Agent or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the respective parts of any such person or persons, or (ii) the Company or any of its agents, or (b) the offer, sale or registration of the Receipts or the Stock pursuant to the provisions hereof.  The  obligations  of the Company set forth in this  Section  5.06 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary's Agent.

     SECTION 5.07. Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares and any redemption of the Stock at the option of the Company [IF CONVERTIBLE: and the issuance of Common Stock upon the surrender of Receipts for conversion]. All other transfer and other taxes and governmental charges and fees for the withdrawal of Stock upon surrender of Receipts shall be at the expense of holders of Depositary Shares. The Depositary's fee for the withdrawal of Stock shall be at the rate of $____ per 100 Depositary Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar and Transfer Agent (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon prior consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                            Amendment and Termination
                            -------------------------

     SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent, which shall go into effect not sooner than three months after notice thereof to the record holders of the Receipts) which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the record holders of at least a majority of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and Section 2.07 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares to the Depositary with instructions to cause the conversion of such Receipt into Common Stock or to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the National Association of Securities Dealers or any applicable stock exchange. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     SECTION 6.02. Termination. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 [IF CONVERTIBLE: or all Stock shall have been converted into Common Stock] or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent, any Registrar and any Transfer Agent under Sections 5.06 and 5.07.

                                  ARTICLE VII

                                  Miscellaneous
                                  -------------

     SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at One MetroTech Center, Brooklyn, New York 11201-3850, to the attention of the [Secretary], or at any other address of which the Company shall have notified the Depositary in writing.

     Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at ___________, or at any other address of which the Depositary shall have notified the Company in writing.

     Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

     SECTION 7.05. Depositary's Agents. Except as otherwise set forth herein, the Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

     The Company has authorized the appointment of, and has requested the Depositary to appoint hereunder, ___________, as transfer agent (the "Transfer Agent") for the Depositary Shares. The Depositary hereby appoints __________ as Transfer Agent and Registrar for the Depositary Shares and delegates to ___________ the duties of the Depositary hereunder customarily performed by a transfer agent, a registrar and a depositary. Without otherwise affecting the liability of the Depositary hereunder, it is hereby agreed that if ___________ shall have agreed in writing to be bound by all the terms and conditions of this Deposit Agreement and to assume the obligations of the Depositary hereunder to be performed by it, then in no event shall the Depositary be liable for any acts or omissions of ___________ as Transfer Agent, Registrar or Depositary's Agent with respect to the Depositary Shares.

     SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     SECTION 7.07. GOVERNING LAW. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.08. Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's office and the respective offices of the Depositary's Agents, if any, by the holder of a Receipt.

     SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provisions contained herein or in the Receipts.

                  IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                        KEYSPAN CORPORATION,


                                        By: ____________________________________



                                        _______________, as Depositary,



                                        By:
                                          --------------------------------------

                                                                       EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

         DR.

         CUSIP No. _________________

                         RECEIPT FOR DEPOSITARY SHARES,
                   EACH REPRESENTING A ONE- _________ INTEREST
            IN A SHARE OF _________________, PAR VALUE [o] PER SHARE
                                       OF
                               KEYSPAN CORPORATION
                            (a New York Corporation)

         ___________________________________ as Depositary (the "Depositary"),
         hereby certifies that _____________________ is the registered owner of ______________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a one-___________ interest in a share of __________________________________, par value $[o] per share (the
         "Stock"), of KeySpan Corporation, a New York corporation (the "Company"), on deposit with the Depositary, subject of the terms and entitled to the benefits of the Deposit Agreement dated as of __________ __, 2001 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

         Dated:

         [Countersigned:                             _________________________

         By:  ______________________]                By:______________________
                                                        Authorized Signatory

                            [FORM OF REVERSE RECEIPT]
                               KEYSPAN CORPORATION

                  KEYSPAN CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF AMENDMENT WITH RESPECT TO THE ____________________OF KEYSPAN CORPORATION. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                             ----------------------

                  The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

    TEN COM- As Tenant In Common       UNIF GIFT MIN ACT - Custodian
                                                           ---------
                                                             (Cust)
    (Minor)

    TEN ENT- as tenant by the entireties       Under Uniform Gifts to Minors Act

    JT TEN   as joint tenants with right of
             survivorship and not as tenants    ____________________
             in common                                   (State)

                           Additional abbreviations may also be used though not
in the above list.

                                   ASSIGNMENT

 For value received, ___________ hereby sell(s), assign(s) and transfer(s) unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

     -----------------------------------------------------------------

     -----------------------------------------------------------------

     PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

     -----------------------------------------------------------------

     ______________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint _____________ Attorney to transfer the said Depositary Shares on the books of the within name Depositary with full power of substitution in the premises.

Dated:  ______________       _______________________________________
                             NOTICE: The signature to the assignment must Correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.